April 10, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read QNB Corp.'s statements included under Item 4.01 of its Form 8-K filed on April 10, 2007, and we agree with such statements concerning our firm.

/s/ S.R. Snodgrass, A.C.

S.R. Snodgrass, A.C.